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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 13, 2015, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-197797) and related Prospectus of Phillips 66 Partners LP and Phillips 66 Partners Finance Corporation for the registration of common units representing limited partner interests and debt securities.

/s/ Ernst & Young LLP
Houston, Texas March 31, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm